EXHIBIT 99.2

                                    CHARTER
                                       OF
                         THOMAS & BETTS TENNESSEE, INC.

                                   ARTICLE I
                                 CORPORATE NAME

    The name of the corporation is Thomas & Betts Tennessee, Inc.

                                   ARTICLE II
                      INITIAL REGISTERED AGENT AND OFFICE

    The initial registered agent of the corporation is C T Corporation System, and the initial registered office of the corporation is at 530 Gay Street, Knoxville, County of Knox, Tennessee 37902.

                                  ARTICLE III
                            INITIAL PRINCIPAL OFFICE

    The initial principal office of the corporation is at 1555 Lynnfield Road, Memphis, Tennessee 38119.

                                   ARTICLE IV
                                 INCORPORATORS

    The incorporators are T. Kevin Dunnigan and Clyde R. Moore, 1555 Lynnfield Road, Memphis, Tennessee 38119.

                                   ARTICLE V
                       NATURE AND PURPOSES OF CORPORATION

    The corporation is for profit. The purposes for which this corporation is organized are to engage in and to do any lawful act concerning any or all lawful business for which corporations now or at any time hereafter may be incorporated under the Tennessee Business Corporation Act, as amended from time to time.

                                   ARTICLE VI
                               AUTHORIZED SHARES

    The corporation is authorized to issue 80,500,000 shares, consisting of 80,000,000 shares of Common Stock, no par value, and 500,000 shares of Preferred Stock, no par value. The designations, relative rights, preferences and limitations of the shares of each class, or the manner in which such relative rights, preferences and limitations are determined, are as follows:

    Common Stock. The Common Stock shall have full voting rights and shall entitle the holders thereof to one vote for each share of Common Stock held.

    Preferred Stock. Subject to the provisions hereof, the Board of Directors is hereby expressly authorized to determine, in whole or in part, the preferences, limitations and relative rights of the

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Preferred Stock as a class, and to issue shares of Preferred Stock in series, and to fix from time to time before issuance the number of shares to be included in each series and the designations, relative rights, preferences and limitations of all shares of each series. The authority of the Board of Directors with respect to each series shall include, without limitation, the determination of any or all of the following matters:

        (a) The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

        (b) The dividend rate on the shares of such series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

        (c) The redemption price or prices for shares of such series, if redeemable, and the terms and conditions of such redemption;

        (d) The preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

        (e) The voting rights, if any, of shares of such series in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

        (f) The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion;

        (g) The terms or amount of any sinking fund provided for the purchase or redemption of such series; and

        (h) Any other relative rights, preferences and limitations of such series.

    The shares of each series may vary from the shares of any other series as to any of such matters.

                                  ARTICLE VII
                         MANAGEMENT OF THE CORPORATION

    The property, affairs, and business of the corporation shall be managed by a Board of Directors which shall exercise all the powers of the corporation without action by the shareholders, except as otherwise expressly provided by statute or by this Charter or by the Bylaws.

    The Board of Directors may make Bylaws, and, from time to time, may alter, amend or repeal any Bylaws; but any Bylaw made, altered or amended by the Board of Directors may be altered, amended or repealed by the shareholders at any annual meeting or at any special meeting provided notice of such proposed alteration, amendment or repeal is included in the notice of meeting.

    In discharging the duties of a director and in determining what the director reasonably believes to be in the best interests of the corporation, a director may, in addition to considering the effects of any action on shareholders and to the maximum extent permitted by law, consider any relevant factor. Without limiting the generality of the foregoing, the Board of Directors of the corporation may consider the effects a proposed merger, exchange, tender offer or significant disposition of the assets of the corporation or any of the corporation's subsidiaries would have on the corporation's employees, customers, suppliers, and the communities in which the corporation or its subsidiaries operate or are located, and the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the corporation, in connection with its deliberations concerning, and actions taken with respect to, such merger, exchange, tender offer or significant disposition of assets.

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                                  ARTICLE VIII
                        LIMITATION OF DIRECTOR LIABILITY

    No person who is or was a director of the corporation, or such person's heirs, executors or administrators, shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of any such party (i) for any breach of a director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for unlawful distributions under the Tennessee Business Corporation Act. Any repeal or modification of the provisions of this Article VIII, directly or by the adoption of an inconsistent provision of this Charter, shall not adversely affect any right or protection in favor of a particular individual at the time of such repeal or modification.

                                   ARTICLE IX
                        SPECIAL MEETING OF SHAREHOLDERS

    A special meeting of shareholders may be called at any time by the Chairman of the Board of Directors or by the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the corporation would have at the time of the adoption of such resolution if there were no vacancies, and by no other person or persons.

                                   ARTICLE X
                 REMOVAL OF DIRECTORS AND FILLING OF VACANCIES

    Any director may be removed, either with or without cause, at any time, by the affirmative vote of at least 50% of the total number of votes entitled to be cast at a special meeting of shareholders called for that purpose.

    Any director may be removed for cause, at any time, by a majority vote of the entire Board of Directors at a meeting called for that purpose, the notice of meeting for which states that a purpose of the meeting is the removal of a director.

    Any vacancy in the Board of Directors arising at any time and for any cause, may be filled by the vote of a majority of the directors remaining in office. Any vacancy not filled by the Board of Directors may be filled by the shareholders at an annual meeting or at a special meeting of shareholders called for that purpose.

Dated: February 20, 1996

                                          T. Kevin Dunnigan, Incorporator



                                          Clyde R. Moore, Incorporator

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